EXHIBIT 10.4
                              ------------

May 23, 1996

Mr. Steve Lamson, CFO
Simpson Manufacturing, Inc.
4637 Chabot Drive, Suite 200
Pleasanton, CA  94588

Dear Steve:

In reference to the Agreement between Union Bank ("Bank") and Simpson Manufacturing, Inc. ("Borrower") date July 15, 1995, the Bank and Borrower desire to amend the Agreement. This amendment shall be called the Fourth Amendment to the Agreement. Initially capitalized terms used herein which are not otherwise defined shall have the meaning assigned thereto in the Agreement.

     Amendment to the Agreement

     (a) Section 1.1.3 Standby L/C (B). The section is amended in its entirety as follows:

          "Bank has issued for Simpson Holdings, Inc. an irrevocable, standby letter of credit, an "L/C" in the amount of Four Hundred Sixteen Thousand Two Hundred Eighty Four Dollars and Fifty Cents ($416,284.50) maturing June 1, 1997."

This Loan Amendment shall become effective when the Bank shall have received the acknowledgment copy of this Loan Amendment executed by the Borrower and the following executed documents, all of which the Bank must receive before May 31, 1996.

Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Loan Amendment shall not be a waiver of any existing default or breach of a condition to covenant unless specified herein.

Very truly yours,
Union Bank
A Division of Union Bank of California, N.A.

/s/Carol A. Garrett, VP             /s/Michael K. Devery, VP
--------------------------------    --------------------------------
Carol A. Garrett, Vice President    Michael K. Devery, AVP

Agreed and Accepted to this 24th day of May 1996.

Simpson Manufacturing, Inc.

/s/Thomas Fitzmyers                 /s/Steve Lamson
--------------------------------    --------------------------------
Thomas Fitzmyers, President         Steve Lamson, Chief Financial
                                                    Officer